Exhibit 3.13

THE COMMONWEALTH OF MASSACHUSETTS
DEPARTMENT OF CORPORATIONS AND TAXATION
240 STATE HOUSE, BOSTON 33, MASS.

ARTICLES OF ORGANIZATION

We, Sandro Clementi, Osvaldo Ferzoco, Teodorico Vittorioso, Rivelo Campagna, and Rolando A. Campagna, being a majority of the directors of STAR CONTAINER CORP. elected at its first meeting, in compliance with the requirements of General Laws, Chapter 156, Section 10, hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:

We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156.

The name by which the corporation shall be known is

STAR CONTAINER CORP.

The location of the principal office of the corporation in Massachusetts is to be in the city of Fitchburg.

[The business address of the corporation is to be

Nockege Street, Fitchburg

Street and number (if office building, give room number), city or town

If such business address is not yet determined, give the name and business address of the treasurer or other officer to receive mail.

]

Name and title of officer to receive mail and his complete business address

The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:

To manufacture, buy, sell, deal in, and to conduct and carry on the business of manufacturing, buying, selling and dealing in boxes, corrugated boxes, barrels and containers of all types and descriptions; to acquire, hold, or lease supplies; to purchase, acquire, hold, lease or dispose of any and all real estate, or any interest therein, useful and convenient to the purposes of this corporation; to purchase, acquire, hold, lease or dispose of the property and business of persons and corporations engaged in a business similar to any hereby authorized; to purchase, acquire, hold or dispose of any and all patents, rights and inventions covering, protecting or pertaining to any process, machinery or goods used in or in connection with the powers hereby specified; to borrow money for any purpose of the corporation, and to mortgage pledge or engage part or all of its property whether now or hereafter acquired, and to execute and deliver any and all instruments required for this purpose.

The total capital stock to be authorized is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	None	None		$
Common	300	None

Restrictions, if any, imposed upon the transfer of shares:

(PRINTED OR PHOTOSTATIC RESTRICTIONS MUST BE ATTACHED IN THIS SPACE)

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the following manner:

He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer, and the name of one arbitrator.  The directors shall within thirty days thereafter either accept the offer, or, by notice in writing to him, name another arbitrator, and these two shall name a third.  It shall be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which they may purchase the same at such valuation, but if at the expiration of thirty days they have not exercised this right to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

No shares of stock shall be transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may, in any particular instance, waive the requirements.

A description of the different classes of stock, if there are to be two or more classes, and a statement of the terms on which they are to be created and of the method of voting thereon:

Other lawful provisions, if any, for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

2

[If seven days’ notice is given, complete the following paragraph.]

The first meeting shall be called by
of

[If notice is waived, fill in the following paragraph.]

We hereby waive all requirements of the General Laws of Massachusetts for notice of the first meeting of the incorporators for the purpose of organization, and appoint the first day of April, 1961, at 10 o’clock A.M., at Nockege Street, Fitchburg, Mass. as the time and place for holding such first meeting.

The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

NAME	DOMICILE	AMOUNT OF STOCK SUBSCRIBED FOR
FIRST NAME MUST BE WRITTEN IN FULL INITIALS AND ABBREVIATIONS ARE NOT SUFFICIENT	ACTUAL PLACE OF RESIDENCE MUST BE GIVEN	PREFERRED	COMMON

Sandro Clementi	574 Merriam Avenue Leominster, Massachusetts		20

Osvaldo Ferzoco	22 Durham Road Dedham, Massachusetts		20

Teodorico Vittorioso	22 Durham Road Dedham, Massachusetts		20

Rivelo Campagna	22 Durham Road Dedham, Massachusetts		20

Rolando A. Campagna	22 Durham Road Dedham, Massachusetts		20

IN WITNESS WHEREOF we hereto sign our names, this 1st day of April, 1961.

(Type or plainly print the name of each incorporator as signed to the Agreement of Association.)

Sandro Clementi

Osvaldo Ferzoco

Teodorico Vittorioso

Rivelo Campagna

Rolando A. Campagna

3

And we further certify that:

The first meeting of the subscribers to said agreement was held on the first day of April 1961.

The amount of capital stock now to be issued(1) is as follows:

CLASS OF STOCK	NUMBER OF SHARES
	WITHOUT PAR VALUE	WITH PAR VALUE

Preferred	None	None

Common	100	None

	Preferred	Common
TO BE PAID FOR:
IN CASH:
In full		100
By instalments to be paid before commencing business
Amount of instalment
IN PROPERTY:
REAL ESTATE
Location
Area
PERSONAL PROPERTY:
Accounts receivable
Notes receivable
Merchandise
Supplies
Securities
Machinery
Motor vehicles and trailers
Equipment and tools
Furniture and fixtures
Patent rights
Trademarks
Copyrights
Goodwill

(1) IN SERVICES
(2) IN EXPENSES

(1) No stock shall be at any time issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus; nor shall any note or evidence of indebtedness, secured or unsecured, of any person to whom stock is issued, be deemed to be payment therefor; and the president, treasurer and directors shall be jointly and severally liable to any stockholder of the corporation for actual damages caused to him by such issue.

(2) SERVICES and EXPENSES:  Services must have been rendered and expenses incurred before stock is issued therefor.  State clearly the nature of such services or expenses and the amount of stock to be issued therefor.

4

The name, residence, and post office address of each of the officers of the corporation is as follows:

DOMICILE
	NAME	ACTUAL PLACE OF RESIDENCE MUST BE GIVEN	POST OFFICE ADDRESS HOME OR BUSINESS

President	Sandro Clementi	574 Merriam Ave., Leominster, Mass.	Same
Vice President	Osvaldo Ferzoco	22 Durham Rd., Dedham, Mass.	Same
Treasurer	Teodorico Vittorioso	22 Durham Rd., Dedham, Mass.	Same

Clerk	Rivelo Campagna	22 Durham Rd., Dedham, Mass.	Same

Directors	1. Sandro Clementi	574 Merriam Ave., Leominster, Mass.	Same
	2. Osvaldo Ferzoco	22 Durham Rd., Dedham, Mass.	Same
	3. Teodorico Vittorioso	22 Durham Rd., Dedham, Mass.	Same
	4. Rivelo Campagna	22 Durham Rd., Dedham, Mass.	Same
	5. Rolando A. Campagna	22 Durham Rd., Dedham, Mass.	Same

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we hereto sign our names, this first day of April, 1961.

/s/Sandro Clementi

/s/Osvaldo Ferzoco

/s/Teodorico Vittorioso

/s/Rivelo Campagna

/s/Rolando A. Campagna

5

THE COMMONWEALTH OF MASSACHUSETTS

WRITE NOTHING BELOW

Star Container Corp.

ARTICLES OF ORGANIZATION
GENERAL LAWS, CHAPTER 156, SECTION 10

Filed in the office of the Secretary of the Commonwealth
and Certificate of Incorporation issued

as of May 8, 1961

I hereby certify that, upon an examination of the within-written articles of organization, the agreement of association, and the record of the first meeting of the incorporators, including the by-laws, duly submitted to me, it appears that the provision of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles.

this 8th day of May, 1961

Commissioner of Corporations and Taxation

To be filled in by the corporation:

CHARTER TO BE SENT TO

Laurie J. Cormier, Esq.	Keystone 44737 or
75981 Call collect

10 Monument Square

Leominster, Massachusetts

FILING FEE:  1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75.  General Laws, Chapter 156, Section 53.

FEDERAL IDENTIFICATION
NO. 04-2281071

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We, Pelino Ferzoco, *President,

and Diega Therrien,  *Clerk,
of Star Container Corporation,

(Exact name of corporation)

located at Pioneer Industrial Park, Leominster, MA 01453,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3 and 4

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

via unanimous consent

of the Articles of Organization were duly adopted on December 28, 2000 by vote of:

80	shares of	Common No Par Value	of	80	shares outstanding,
		(type, class & series, if any)
	shares of		of		shares outstanding, and
		(type, class & series, if any)
	shares of		of		shares outstanding,
		(type, class & series, if any)

(2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

*Delete the inapplicable words.                  **Delete the inapplicable clause.

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	300	Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Class A Common:	200	Common:
Class B Non-Voting:	2000
Common Preferred:		Preferred:

Article IV

A distinguishing designation for each class of the Corporation’s stock and a description of the preferences, voting powers, qualifications and special or relative rights or privileges of each class of the Corporation’s stock is as follows:

The Corporation shall be authorized to issue Common Stock in two classes:  Class A Common Stock and Class B Non-Voting Common Stock.  The respective preferences, voting powers, qualifications and special or relative rights or privileges of or applicable to the shares of Class A Common Stock and Class B Non-Voting Common Stock shall be identical in all respects except that the holders of Class B Non-Voting Common Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation other than those matters which, under Chapter 156B of the Massachusetts General Laws, require a vote of the holders of such stock, in which event the holders of Class B Non-Voting Common Stock shall be entitled to one vote for each share of Class B Non-Voting Common Stock held by them.

2

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                     .

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of December, 2000.

/s/Pelino Ferzoco	, President
Pelino Ferzoco

/s/Diega Therrien	, Clerk
Diega Therrien

*Delete the inapplicable words.

3

FEDERAL IDENTIFICATION
NO. 04-2281071

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 29th day of December 2000.

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY THE CORPORATION:

Photocopy of document to be sent to:

John F. Shoro, Esq. Bowditch & Dewey, LLP

311 Main Street

Worcester, MA 01608

Telephone: (508) 926-3433

FEDERAL IDENTIFICATION	FEDERAL IDENTIFICATION
NO. Applied For	NO. 04-2281071

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF *MERGER
(General Laws, Chapter 156B, Section 78)

merger of	Star Container Corp. (04-2281071)
and Star Leominster Acquisition Corp.
(Applied for)

the constituent corporations, into Star Container Corp.
*one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1.  An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof.  The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2.  The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth.  If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3.  (For a merger)

** The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

The Articles of Organization shall be amended to change the name by which the corporation is known from Star Container Corp. to Star Leominster Inc.

*Delete the inapplicable word.                       **If there are no provisions state “None”.

Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

4.  The information contained in Item 4 is not a permanent part of the Articles of Organization of the *surviving corporation.

(a)  The street address of the *surviving corporation in Massachusetts is (post office boxes are not acceptable)

175 Pioneer Drive, Leominster, Massachusetts 01453-3475

(b)  The name, residential address, and post office address of each director and officer of the *resulting / *surviving corporation is:

	Name	Residential Address	Post Office Address
President:	Alain Lemaire	496 Marie-Victorin Kingsey Falls, Quebec J0A 1B0	496 Marie-Victorin Kingsey Falls, Quebec J0A 1B0

Treasurer:	Richard Garneau	313 Henri-Jarry Beaconsfield, Quebec H9W 6E7	313 Henri-Jarry Beaconsfield, Quebec H9W 6E7

Clerk:	Robert F. Hall	1651 Simard Sherbrooke, Quebec J1J 3W9	1651 Simard Sherbrooke, Quebec J1J 3W9

Assistant Clerk:	Brigitte Dufour	14639 Elizabeth-Begon Montreal, Quebec H1A 5L2	14639 Elizabeth-Begon Montreal, Quebec H1A 5L2

Directors:	Alain Lemaire	496 Marie-Victorin Kingsey Falls, Quebec J0A 1B0	496 Marie-Victorin Kingsey Falls, Quebec J0A 1B0

	Marc-André Dépin	1195 De Quimper Boucherville, Quebec J4B 7X5	1195 De Quimper Boucherville, Quebec J4B 7X5

(c)  The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of December

(d)  The name and business address of the resident agent, if any, of the *surviving corporation is:

CT Corporation System, 101 Federal Street, Boston,  MA  02110

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/Pelino J. Ferzoco	, *President
Pelino J. Ferzoco

/s/Michael P. Angelini	, *Assistant Clerk
Michael P. Angelini

of Star Container Corp.
(Name of constituent corporation)

/s/Alain Lemaire	, *President
Alain Lemaire

/s/Robert F. Hall	, *Clerk
Robert F. Hall

of Star Leominster Acquisition Corp.
(Name of constituent corporation)

*Delete the inapplicable word

2

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF * MERGER
(General Laws, Chapter 156B, Section 78)

I hereby approve the within Articles of *Merger and, the filing fee in the amount of $250, having been paid, said articles are deemed to have been filed with me this 22nd day of January, 2002.

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

CT Corporation System

101 Federal Street

Boston, MA  02110

Telephone:  (617) 675-6400

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We, Alain Lemaire, President,

and Brigitte Dufour, Clerk,

of Star Leominster, Inc.,

(Exact name of corporation)

located at 175 Pioneer Drive, Leominster, MA 01453,

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

               ONE

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted on June 25, 2002, by vote of:

200	shares of	Class A	of	200	shares outstanding,
		(type, class & series, if any)
	shares of		of		shares outstanding, and
		(type, class & series, if any)
	shares of		of		shares outstanding,
		(type, class & series, if any)

(2)** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Article 1 of the Articles of Organization shall be replaced by the following:
“The exact name of the corporation is NORAMPAC LEOMINSTER INC.”

*Delete the inapplicable words.                  **Delete the inapplicable clause.

(1) For amendments adopted pursuant to Chapter 156B, Section 70.

(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.  Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

The foregoing amendment(s) will become effective when these Articles of Amendment are filled in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  None

SIGNED UNDER THE PENALTIES OF PERJURY, this                 day of                               , 20                ,

Alain Lemaire:	/s/Alain Lamaire	, *President

Brigitte Dufour:	/s/Brigitte Dufour	, *Assistant Clerk.

*Delete the inapplicable words.

2

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100, having been paid, said articles are deemed to have been filed with me this 15th day of July, 2002.

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

John Saywell, Esq.

Saywell & Comany, PLLC

1178 Place Phillips, Suite 200

Montreal, Quebec CANADA  H3B 3C8

Telephone:  (518) 563-2080  Fax:  (518) 563-2089